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                                               EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Executive Stock Option Agreement dated November 11, 1996 between Robert McNeill and DAOU Systems, Inc. of our report dated January 14, 1997 with respect to the financial statements of DAOU Systems, Inc. included in its Registration Statement No. 333-18155 (Form SB-2) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

San Diego, California
November 14, 1997